UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): September 19, 2016 (September 16, 2016)

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement

On September 16, 2016, MedoveX Corporation (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with selected accredited investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company had the right to sell, in a private placement, units  (each a “Unit” and collectively, the “Units”) consisting of (i) a $115,000 senior secured note (the “Note”), $15,000 of which shall be deemed to be an original issue discount; and (ii) a warrant to purchase 20,000 shares of the Company’s common stock par value $.001 per share (each, a “Warrant”).  Each Warrant has an initial exercise price of $1.625 per share, subject to adjustment, and is initially exercisable six months following the date of issuance and for a period of three (3) years from the date of issuance.  The purchase price for each Unit is $100,000.

At the closing, the Company issued to the Investors ten (10) Units, consisting of Notes in the aggregate amount of $1,150,000 and warrants to purchase an aggregate of 200,000 shares of common stock, for gross proceeds of $1,000,000.

The Purchase Agreement, form of Note and form of Warrant are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference

Each of the Investors is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and the securities were sold to it in reliance on the exemption from registration provided by Rule 506 and Section 4(2) of the Act.

Item 2.03    Creation of a Direct Financial Obligation

The Company issued an aggregate of $1,150,000 of senior secured promissory notes.  See Item 1.01 above.

Item 3.02    Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Note dated September 16, 2016
10.2	Form of Warrant dated September 16, 2016
10.3	Form of Security Agreement dated September 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORPORATION

Date: September 19, 2016	By: /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer